SECOND AMENDMENT TO

GAS SALE AND PURCHASE AGREEMENT

This SECOND AMENDMENT TO GAS SALE AND PURCHASE AGREEMENT (“Second Amendment”) is made by Hilcorp Alaska, LLC (“Seller”), a Delaware limited liability company, with offices located at 3800 Centerpoint Drive, Suite 1400, Anchorage, AK  99503-5826, and Chugach Electric Association, Inc. (“Buyer”), an Alaska nonprofit electric cooperative corporation, with offices located at 5601 Electron Drive, Anchorage, AK  99518-1074, collectively referred to as “Parties” and individually as “Party,” dated as of May 1, 2015 (the “Effective Date”).

RECITALS

A.

Buyer and Seller entered into that certain Gas Sale and Purchase Agreement effective July 1, 2013, as approved by the RCA in Letter Order 1300429 (Tariff Advice No. 377-8) dated September 10, 2013, and amended by that certain First Amendment to Gas Sale and Purchase Agreement effective August 1, 2014, as approved by the RCA in Letter Order L1400406 (Tariff Advice No. 391-8) dated September 15, 2014.

B.

The Parties desire to amend the provision respecting the timing of payment of Buyer to Seller for gas sales to accommodate actual practice, and to reflect the Seller’s new contact information for notices.

AGREEMENT

8.INVOICES AND ASSURANCES.

Section 8.2(A) is amended to read as follows:

8.2Payment.

(A)

Buyer shall make payment to Seller on or before the tenth (10th) Day after receipt of the Buyer’s invoice as provided in Section 8.1. Payment shall be made by Automated Clearing House (“ACH”) or wire transfer to the account of Seller set out below. Upon thirty (30) Days’ written notice, Seller may designate a different financial institution or account to which Buyer will thereafter make payments.

13.NOTICES

(a)	Section 13.1 is amended to substitute the following for Seller’s contact information:

Seller

Hilcorp Alaska, LLC

Attn:	Vice President – Midstream
Physical:	3800 Centerpoint Drive, Suite 1400
Anchorage, AK 99503
Mailing:	PO Box 244027
Anchorage, AK 99524-4027
Fax:	(907) 777-8351
Email:	kgibson@hilcorp.com

(b)	Section 13.2 is amended to substitute the following for Seller’s contact information:

Seller

Hilcorp Alaska, LLC

3800 Centerpoint Drive, Suite 1400

Anchorage, AK  99503

Primary Contact:

Ed Jaroch

Commercial Manager

Telephone: (907) 777-8406

Mobile: (832) 701-8530

Fax: (907) 777-8351

Email: tertz@hilcorp.com

Alternate Contact:

Tami Ertz

Commercial Marketing Technician

Telephone: (907) 777-8411

Mobile: (907) 351-8283

Fax: (907) 777-8351

Email: tertz@hilcorp.com

Agreement Remains in Force: Except as otherwise provided in this Second Amendment, (i) the terms and conditions of the Agreement remain in full force and effect, and (ii) the definitions set forth in the Agreement apply to this Second Amendment.

Regulatory Approval: It is a condition precedent to the effectiveness of this Second Amendment that it has received RCA Approval (as defined below).  Buyer will use commercially reasonable efforts to obtain regulatory approval of this Second Amendment.  Seller shall have no responsibility to take any action or incur any cost to obtain regulatory approval of this Second Amendment.  If the RCA issues an order that approves (conditionally or otherwise) this Second Amendment and imposes terms and conditions or modifications unacceptable to Buyer or Seller, each as determined in its sole and absolute discretion, Buyer or Seller may terminate this Second Amendment upon written notice to the other Party, such termination to take effect on the date outlined in any such written notice of termination.  If RCA Approval has not been obtained by August 31, 2015, either Party may terminate this Second Amendment upon notice to the other Party, such termination to take effect on the date outlined in any such written notice of termination.

“RCA Approval” will be deemed to have occurred on the date that an RCA order approving the Second Amendment without conditions or modifications unacceptable to the Parties becomes final and is not subject to further reconsideration or appeal or on such other date as may be mutually agreed by the Parties in writing.

Counterparts:  This Second Amendment may be executed by the Parties in any number of counterparts and on separate counterparts, including electronic transmittals, each of which when so executed will be deemed an original, but all such counterparts, when taken together, will constitute but one and the same Second Amendment. In the event one Party executes the Second Amendment, and the other Party does not execute the Second Amendment within ten (10) Days of the first Party’s execution, the execution of the Second Amendment by the first Party will be deemed null and void.

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IN WITNESS WHEREOF, the Parties have executed this Second Amendment effective as of the date set forth in the preamble.

HILCORP ALASKA, LLC	CHUGACH ELECTRIC ASSOCIATION, INC.
Signature:	Signature
/s/ John A. Barnes	/s/ Paul R. Risse for Bradley W. Evans
Name: John A. Barnes	Name: Bradley W. Evans
Title: Senior Vice President	Title: Chief Executive Officer
Date: 27 Feb 2015	Date: 2-27-2015